August 17, 2009

Continental Stock Transfer & Trust Company
17 Battery Place
New York, NY  10004
Attn: Steven Nelson

Re: Proposed Transfer of Certain Shares of Common Stock of North Shore Acquisition Corp.

Dear Mr. Nelson:

Pursuant to that certain Stock Escrow Agreement (the “Escrow Agreement”) dated November 30, 2007 by and among North Shore Acquisition Corp. (the “Company”), Continental Stock Transfer & Trust Company (the “Escrow Agent”), Barry J. Gordon, Marc H. Klee, Robert Sroka, Arthur H. Goldberg, Harvey Granat and Alan J. Lowenstein (collectively, the “Initial Stockholders”), the Escrow Agent is currently holding in escrow the shares of the Company’s common stock owned by each of the Initial Stockholders in the amounts identified in Schedule A (the “Escrow Shares”).

The Initial Stockholders have executed an agreement (the “Put/Call Agreement”) of even date herewith pursuant to which they have agreed to transfer a portion of each Initial Stockholders’ Escrow Shares in the amounts identified in Schedule A (the “Transfer Shares”) in a private transaction to Sang-Chul Kim (the “Investor”), for no cash consideration upon the Company’s consummation of a Business Combination (as such term is defined in the Put/Call Agreement).  The Escrow Shares and the Transfer Shares will remain in escrow with you pursuant to the terms of the Escrow Agreement, but after the consummation of a Business Combination, you will hold the Transfer Shares on behalf of the Investor and not us.  As Escrow Agent, you acknowledge and agree not to enter into any control or other agreement relating to, or deliver possession of, the Transfer Shares to any third party, other than the Investor, that could create or perfect a security interest in the Transfer Shares.

Further, in connection with our agreement to transfer the Transfer Shares to the Investor, we are attaching executed stock powers with respect to the Transfer Shares.  Please hold these stock powers in escrow, together with the Transfer Shares, and upon consummation of a Business Combination, kindly effect the transfer of the Transfer Shares to the Investor. The Investor is agreeing to be bound by the terms and conditions of the Escrow Agreement and will deliver the appropriate stock powers to the Escrow Agent.

[Remainder of page intentionally left blank; signature page to follow.]

This letter shall serve as irrevocable instructions from the Initial Stockholders to you as the Escrow Agent with respect to the transfer of the Transfer Shares upon consummation of the Business Combination and may not be altered by any of us in the future, except upon termination of the Put/Call Agreement in accordance with its terms

Very truly yours,

INITIAL STOCKHOLDERS:

/s/ Barry J. Gordon
Barry J. Gordon

/s/ Marc H. Klee
Marc H. Klee

/s/ Robert Sroka
Robert Sroka

/s/ Arthur H. Goldberg
Arthur H. Goldberg

/s/ Harvey Granat
Harvey Granat

/s/ Alan J. Loewenstein
Alan J. Loewenstein

The undersigned acknowledge and consent to the foregoing terms.

THE COMPANY:

NORTH SHORE ACQUISITION CORP.

By:	/s/ Marc H. Klee
Name: Marc H. Klee
Title: President

[Signature Page - Transfer Shares Release Letter]

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Steven Nelson
Name: Steven Nelson
Title: Chairman

[Signature Page - Transfer Shares Release Letter]

Schedule A

Name of Stockholder	Escrow Shares	Transfer Shares

Barry J. Gordon	468,851	439,331

Marc H. Klee	364,663	341,702

Robert Sroka	206,472	193,472

Arthur H.Goldberg	206,472	193,472

Harvey Granat	206,472	193,473

Alan J. Loewenstein	135,320	126,800